UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 21, 2011

PURADYN FILTER TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-11991	14-1708544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2017 High Ridge Road, Boynton Beach, FL	33426
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 547-9499

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modification to Rights of Security Holders.

At November 21, 2011 Puradyn Filter Technologies Incorporated had a series of outstanding common stock purchase warrants expiring on periods from December 31, 2011 through November 20, 2013 which were exercisable by the holders into an aggregate of 2,842,643 shares of our common stock at an exercise price of $1.25 per share (the “Warrants”). We have offered the Warrant holders the opportunity to enter into a Warrant Amendment Agreement extending the exercise period and reducing the exercise price of the Warrants, subject to the Warrant holder exercising a portion of the Warrants by certain dates as hereinafter described. The terms of this Warrant modification are as follows:

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the term of the Warrants will be extended three years from the original expiration date and will now expire on periods from October 1, 2014 through November 20, 2016,

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the exercise price for the first 50% of the Warrants held by each Warrant holder will be reset to $0.20 per share and exercise price for the remaining 50% will be reset to $0.35 per share,

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participating Warrant holders will receive a 20% share bonus on the 50% of the Warrants if exercised by certain dates as set forth below; and

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the cashless exercise provision of the Warrants will be eliminated.

Warrant holders must take the following actions in order to be able to participate in the Warrant modification:

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on or before December 31, 2011, the Warrant holder must exercise and pay for 25% of the Warrants currently held by them. The exercise price of this tranche of Warrants will be $0.20 per share, and upon exercise of the Warrants in accordance with the terms, we will issue the Warrant holder an additional number of shares of our common stock as will equal 20% of the shares issued upon the exercise of this tranche of the Warrants; and

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on or before March 31, 2012, the Warrant holder must exercise and pay for the next 25% of the Warrants currently held by them. The exercise price of this tranche of Warrants will also be $0.20 per share, and upon exercise of the Warrants in accordance with the terms, we will issue the Warrant holder an additional number of shares of our common stock as shall equal 20% of the shares issued upon the exercise of this tranche of the Warrants. If the second 25% of the Warrants are not exercised in accordance with the modified terms on or before March 31, 2012, the exercise price of that tranche will automatically be increased to $0.35 per share and Warrant holders will not be entitled to receive the additional shares of our common stock.

Each Warrant holder is required to enter into a Warrant Amendment Agreement with us in order to be eligible for the aforedescribed Warrant modification. To date, the holders of Warrants to purchase an aggregate of 75,000 shares of our common stock have entered into Warrant Amendment Agreements with us. Shares of our common stock we may issue upon the exercise of the Warrants or as additional shares pursuant to the Warrant Amendment Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption pursuant to Section 4(2) of that act.

The foregoing description is qualified in its entirety by reference to the form of Warrant Amendment Agreement, a copy of which is filed as Exhibit 4.4 to this Current Report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

4.4

Form of Warrant Amendment Agreement for $1.25 Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURADYN FILTER TECHNOLOGIES INCORPORATED

Date: November 28, 2011	By:	/s/ Joseph V. Vittoria
Joseph V. Vittoria, Chief Executive Officer

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